UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

January 1, 2005

Date of Report (Date of Earliest Event Reported)

THE PEOPLES HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Mississippi	1-13253	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the merger transaction between The Peoples Holding Company, a Mississippi corporation (“Peoples”), and Heritage Financial Holding Corporation, a Delaware corporation (“Heritage”), described in Item 2.01 below, Peoples and its wholly-owned subsidiary, The Peoples Bank & Trust Company, a Mississippi-chartered bank (“Peoples Bank”), entered into an Employment Agreement with Larry R. Mathews, and Heritage and its wholly-owned subsidiary, Heritage Bank, an Alabama-chartered bank, entered into a Termination and Release Agreement (the “Release Agreement”) with Mr. Mathews. Both the Employment Agreement and the Release Agreement are effective as of January 1, 2005.

Employment Agreement. Under the Employment Agreement, Mr. Mathews will serve as President of the Alabama Division of Peoples Bank. The initial term of the Employment Agreement is five years, which term shall automatically renew for additional one-year periods thereafter unless Peoples or Peoples Bank gives Mr. Mathews notice of non-renewal at least 6 months prior to the expiration of the then-current term. The Employment Agreement provides for an annual minimum base salary of $232,000, and Mr. Mathews is eligible to receive bonuses in accordance with Peoples’ bonus policies in effect from time to time. Also, Mr. Mathews is entitled to participate in the benefit plans and programs established by Peoples and Peoples Bank for similarly-situated executives.

If Mr. Mathews’ employment with Peoples Bank is terminated on account of his death or disability or for Cause (as defined in the Employment Agreement), or if Mr. Mathews terminates his employment without Good Reason (as defined in the Employment Agreement), Peoples and/or Peoples Bank is obligated to pay to Mr. Mathews (or his estate in the case of his death) all earned but unpaid salary and benefits through the date of termination. If Peoples Bank terminates Mr. Mathews’ employment without Cause, or if Mr. Mathews terminates his employment for Good Reason (excluding a termination under certain circumstances related to a Change of Control (as defined in the Employment Agreement)), Peoples and/or Peoples Bank shall pay to Mr. Mathews in equal installments over the succeeding twelve-month period an amount equal to (i) Mr. Mathews’ annual base salary at the time of termination, (ii) Mr. Mathews’ average bonus for the preceding two whole calendar years, and (iii) the annual lease payment on the motor vehicle used by Mr. Mathews. Peoples and/or Peoples Bank must also pay Mr. Mathews’ COBRA premium for the 12-month period commencing on the date of the termination of his employment. Finally, if Mr. Mathews’ employment is terminated under certain circumstances related to a Change of Control, then Peoples and/or Peoples Bank must pay Mr. Mathews in a lump sum within 10 business days following such termination his base salary prorated through the date of termination and any accrued vacation, each to the extent not previously paid. Peoples and/or Peoples Bank must also pay to Mr. Mathews the Severance Amount in accordance with the Employment Agreement. Subject to the provisions of the Employment Agreement, the Severance Amount is equal to 2.99 times Mr. Mathews’ annual base salary at the date of termination, plus 2.99 times his average annual bonus for the period of his employment with Heritage and Heritage Bank.

The Employment Agreement also contains covenants relating to non-competition, the disclosure of information and the ownership of intellectual property that are effective both during and after the term of Mr. Mathews’ employment with Peoples Bank.

The foregoing description of Mr. Mathews’ Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.11 and incorporated by reference into this Item 1.01.

Release Agreement. Pursuant to the Release Agreement, Mr. Mathews’ employment agreement with Heritage and Heritage Bank has been terminated. Mr. Mathews has also acknowledged and agreed that neither Heritage nor Heritage Bank owe him any payments or benefits. Under the Release Agreement, Mr. Mathews has forever discharged and irrevocably released Heritage and Heritage Bank, and their respective shareholders, directors, officers, employees, affiliates, successors and assigns, from any claims, demands, liabilities or otherwise Mr. Mathews may now or in the future have against Heritage or Heritage Bank arising in connection with Mr. Mathews’ employment agreement with Heritage and Heritage Bank. Heritage and Heritage Bank have similarly discharged and released Mr. Mathews from any claims, demands, liabilities or otherwise which either may now or in the future have against Mr. Mathews arising in connection with Mr. Mathews’ employment and the termination of the employment agreement. Heritage and Heritage Bank, on the one hand, and Mr. Mathews, on the other hand, each have agreed (i) to indemnify the other party for any losses, damages or other expenses arising in connection with claims or matters purported to be released by the Release Agreement and (ii) to refrain from asserting any claim or demand based on any matter purported to be released by the Release Agreement.

The foregoing description of the Release Agreement is qualified in its entirety by reference to the Release Agreement, a copy of which is attached hereto as Exhibit 10.12 and incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective January 1, 2005, Heritage merged with and into Peoples and Heritage Bank merged with and into Peoples Bank pursuant to the Agreement and Plan of Merger dated as of July 15, 2004, as amended, by and among Peoples, Peoples Bank, Heritage and Heritage Bank (the “Merger Agreement”). Peoples and Peoples Bank were the surviving entities in the respective mergers. Heritage was a registered bank holding company headquartered in Decatur, Alabama. As of September 30, 2004, Heritage had total assets of approximately $544 million, deposits of approximately $389 million and total shareholders’ equity of approximately $32 million. Peoples, as the successor by merger to Heritage, now operates eight banking offices in Decatur, Huntsville and Birmingham, Alabama. The deposits of Heritage Bank are insured by the Federal Deposit Insurance Corporation.

Under the terms of the Merger Agreement, each stockholder of Heritage had the right to elect to receive for all of such stockholder’s shares of Heritage common stock either (i) $6.25 in cash per share of Heritage common stock, (ii) 0.20 shares of Peoples common stock per share of Heritage common stock or (iii) a combination consisting of cash for 40% of such shares of Heritage common stock and shares of Peoples common stock for 60% of such shares of Heritage common stock. Heritage stockholders who did not elect the type of merger consideration they wished to receive were deemed to have elected to receive the combination of cash and shares of Peoples common stock described above. Pursuant to the Merger Agreement, regardless of a Heritage stockholder’s election, all elections were limited by the requirements that not less than 60% or more than 65% of the aggregate shares of Heritage common stock owned by Heritage stockholders be exchanged for Peoples common stock and not less than 35% or more than 40% of the aggregate shares of Heritage common stock owned by Heritage stockholders be exchanged for cash. Heritage stockholders will receive cash in lieu of fractional shares of Peoples common stock in an amount equal to the fraction of a share of Peoples common stock otherwise issuable multiplied by $33.75, which is the average closing price of one share of Peoples common stock on the American Stock Exchange for the ten trading days immediately preceding the last trading day prior to the closing date of the merger.

Peoples expects to pay approximately $23 million in cash and issue approximately 1.37 million shares of Peoples common stock in the transaction. Peoples will fund the cash portion of the merger consideration through available cash and through the issuance of $31 million of trust preferred securities.

There are no material relationships between Heritage’s stockholders and Peoples or any of its affiliates, or any director or officer of Peoples, or any associate of any such director or officer, in each case other than in respect of the transactions contemplated by the Merger Agreement.

The press release announcing the completion of the merger, filed as Exhibit 99.1 to Peoples’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2005, is incorporated by reference into this Item 2.01. The foregoing description of the merger and Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger dated July 15, 2004, as amended, by and among Peoples, Peoples Bank, Heritage and Heritage Bank, which is Appendix A-1 to the Prospectus dated November 26, 2004 filed by Peoples with the SEC pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on November 29, 2004, and which is incorporated by reference into this Item 2.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the merger of Heritage with and into Peoples described in Item 2.01 above, Larry R. Mathews was appointed President of the Alabama Division of Peoples Bank. Mr. Mathews, 51, served prior to the merger as President and Chief Executive Officer of Heritage and Heritage Bank. Mr. Mathews joined Heritage Bank as President in 2002. He served as Chief Executive Officer of The Bank in Birmingham, Alabama from 2000 through 2001. Prior to his employment with The Bank, he served as Alabama Regional President of BancorpSouth Bank from 1998 to 1999. The description of Mr. Mathews’ Employment Agreement in Item 1.01 above is incorporated by reference into this Item 5.02.

In connection with the merger, Peoples’ Board of Directors also elected Harold B. Jeffreys and Neal A. Holland, Jr. to serve as directors of Peoples, effective January 1, 2005. Mr. Jeffreys and Mr. Holland will each stand for election at Peoples’ 2005 annual meeting of shareholders. The committee assignments for Mr. Jeffreys and Mr. Holland will be determined at a future meeting of Peoples’ Board of Directors.

There are no related party transactions between Peoples and/or Peoples Bank, on the one hand, and Mr. Mathews, Mr. Jeffreys or Mr. Holland, on the other hand.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of Heritage as of and for the fiscal year ended December 31, 2003 are attached hereto as Exhibit 99.2. The unaudited financial statements of Heritage as of and for the nine-month period ended September 30, 2004 are attached hereto as Exhibit 99.3.

(b) Pro Forma Financial Information.

The required pro forma financial information as of and for the fiscal year ended December 31, 2003 and as of and for the nine-month period ended September 30, 2004 is attached hereto as Exhibit 99.4.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of July 15, 2004 by and among The Peoples Holding Company, The Peoples Bank & Trust Company, Heritage Financial Holding Corporation and Heritage Bank, as amended by Amendment No. 1 to Agreement and Plan of Merger dated November 22, 2004 (incorporated by reference to Annex A-1 to the Prospectus dated November 26, 2004 filed by The Peoples Holding Company with the SEC pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on November 29, 2004 (File No. 333-119572)).

10.11	Employment Agreement dated as of July 14, 2005 by and between Larry R. Mathews, The Peoples Holding Company and The Peoples Bank & Trust Company.

10.12	Termination and Release Agreement dated as of January 1, 2005 by and among Larry R. Mathews, Heritage Financial Holding Corporation and Heritage Bank.

23	Consent of Porter Keadle Moore, LLP.

99.1	Press release dated January 3, 2005 announcing Peoples’ completion of its acquisition of Heritage (incorporated by reference to Exhibit 99.1 to Peoples’ Current Report on Form 8-K filed with the SEC on January 3, 2005 (File No. 001-13253).

99.2	Audited financial statements of Heritage as of and for the fiscal year ended December 31, 2003 (incorporated by reference to Heritage’s Annual Report on Form 10-K for the year ended December 31, 2003, including the report of Porter Keadle Moore, LLP on such audited financial statements (File No. 000-31823), filed with the SEC on March 30, 2004).

99.3	Unaudited financial statements of Heritage as of and for the nine-month period ended September 30, 2004 (incorporated by reference to Heritage’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 (File No. 000-31823), filed with the SEC on November 8, 2004).

99.4	Pro forma financial information as of and for the fiscal year ended December 31, 2003 and as of and for the nine-month period ended September 30, 2004 (incorporated by reference to pages 20 through 28 of the Prospectus dated November 26, 2004 filed by The Peoples Holding Company with the SEC pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on November 29, 2004 (File No. 333-119572)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEOPLES HOLDING COMPANY
Registrant

DATE: January 6, 2005	/s/ Stuart R. Johnson
Stuart R. Johnson
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.11	Employment Agreement dated as of July 14, 2005 by and between Larry R. Mathews, The Peoples Holding Company and The Peoples Bank & Trust Company.

10.12	Termination and Release Agreement dated as of January 1, 2005 by and among Larry R. Mathews, Heritage Financial Holding Corporation and Heritage Bank.

23	Consent of Porter Keadle Moore, LLP.